Exhibit 99.1
F.N.B. CORPORATION REPORTS
SECOND QUARTER 2006 RESULTS
Hermitage, PA – July 20, 2006 – F.N.B. Corporation (NYSE: FNB), a diversified financial services company, today reported second quarter 2006 net income of $16.6 million, or $.28 per diluted share. These results compare to $15.8 million, or $.27 per diluted share, for the first quarter of 2006 and $17.5 million, or $.31 per diluted share, for the same period last year. The Corporation’s return on equity for the second quarter of 2006 was 13.4%, its return on tangible equity was 26.6% and its return on assets was 1.15%.
“The second quarter was an extremely active one at F.N.B. In addition to completing our acquisition of The Legacy Bank, which positions us for further growth in the attractive Harrisburg, PA market, we also experienced excellent progress as a result of our growth initiatives in Pittsburgh and Florida,” said Stephen Gurgovits, F.N.B. Corporation President and Chief Executive Officer. “Overall, we had an excellent quarter, and delivered a financial performance that met our expectations.”
For the six months ended June 30, 2006, the Corporation posted net income of $32.4 million, or $.56 per diluted share, compared to $32.5 million, or $.59 per diluted share, for the same period in 2005. The Corporation’s return on equity for the six months ended June 30, 2006 was 13.4%, its return on tangible equity was 26.0% and its return on assets was 1.15%.
Fully tax equivalent net interest income for the second quarter of 2006 was up 1.9% on a sequential quarter basis but 1.3% below the same period last year. Average loans were up 4.9% on a linked quarter basis. In spite of a flat yield curve, the yield on earning assets was up 18 basis points compared to the previous quarter. Offsetting the increase in interest income was a 29 basis-point increase in the cost of funds reflecting competitive pricing pressures and a change in the mix of deposits due to customer preferences. The net interest margin for the second quarter was 3.73%, a decrease of 9 basis points from the first quarter of 2006.
“It should be noted,” said Gurgovits, “that our organic loan growth, before the impact of the Legacy Bank merger, represented an 8.4% annualized growth rate in total loans over the prior quarter end with commercial loans providing the largest percentage increase at 18.4%.”
Year-to-date, net interest income on a fully tax equivalent basis was flat compared to the same period last year, reflecting the rise in the cost of funds. The Corporation’s net interest margin in the first half of 2006 was 3.77%, narrower than the 3.92% in the same period last year.
Non-interest income for the second quarter of 2006 totaled $20.8 million, representing an increase of 3.4% compared to the prior quarter and 10.6% versus the same period last year. Service charges on loans and deposits were up $464 thousand, or 4.6%, on a linked quarter basis reflecting cyclical trends. Insurance commissions were down $861 thousand from the previous quarter due to a reduction in contingent fees, which are primarily earned in the first quarter of each year. Retail securities commissions and fees grew $361 thousand, or 38.1%, in the second quarter of 2006 versus the first quarter of 2006 as alternative investments became more attractive to our customers. In addition, the Corporation realized an $894 thousand gain on the settlement of an impaired loan acquired in a previous merger.
Year-to-date non-interest income totaled $40.9 million, compared to $37.5 million in the same period last year. This 8.9% increase is principally due to the acquisitions completed in 2005. Non-interest income was 30% of net revenue in the first six months of 2006.
Non-interest expense for the second quarter of 2006 totaled $41.2 million, compared to $40.3 million in the previous quarter and $38.2 million for the same period last year. The second quarter of 2006 included $1.0 million in costs associated with The Legacy Bank of which $0.5 million were merger-related costs. Absent the impact of Legacy, expenses would have been flat on a sequential quarter basis reflecting continued efforts in expense control. The efficiency ratio was 58.7% in the second quarter of 2006.
On a year-to-date basis, non-interest expense was $81.4 million compared to $78.6 million for the first half of last year. This 3.6% increase is primarily attributable to the previously referenced acquisitions completed in 2005 and the second quarter of 2006.
Asset quality remained at strong levels in the second quarter of 2006. Annualized net charge-offs for the second quarter of 2006 improved to 27 basis points of average loans, compared to 56 basis points for the second quarter of 2005 and 37 basis points in the first quarter of 2006. Non-performing loans to total loans were 74 basis points for the second quarter of 2006, representing improvements from 81 basis points in both the second quarter last year and on a sequential quarter basis. As a result of these improving asset quality trends, the Corporation reduced its provision for loan losses to $2.5 million for the second quarter of 2006, compared to $3.0 million in the first quarter of 2006 and $2.7 million in the second quarter of 2005. On June 30, 2006, the allowance for loan losses was 1.26% of total loans and constituted 1.70 times non-performing loans versus 1.66 times at the same date last year.
Shareholders’ equity at June 30, 2006 was $535 million. The Corporation’s leverage capital ratio was 7.4% and its tangible capital ratio was 4.6% at the end of the quarter. Adjusting average assets for the Legacy acquisition would result in a leverage capital ratio of 7.1% at quarter end. The Corporation continues to maintain “well capitalized” ratios for federal bank regulatory purposes.
In May, F.N.B. completed its acquisition of The Legacy Bank in Harrisburg PA, and successfully integrated its operations into First National Bank. George Groves, Chairman and Chief Executive Officer of The Legacy Bank and a veteran of bank mergers, noted, “The planning for and execution of the systems conversion was the best that I have experienced throughout my career.” The Legacy Bank was recognized as the Small Business Administration’s (SBA) 2006 National Small 7(a) U.S. Lender of the Year. This SBA program is the agency’s primary financial assistance instrument for loan guaranties to help qualified entrepreneurs. Legacy was judged the best among its peers nationally in the areas of community involvement, customer service and loan growth.
The Corporation held its Annual Meeting on May 17, 2006 at Thiel College in Greenville, PA. Shareholders re-elected Robert B. Goldstein, David J. Malone, William J. Strimbu and Archie O. Wallace to the Board of Directors.
In June, Dawne S. Hickton joined the Board of Directors of F.N.B. Corporation. Mrs. Hickton is Senior Vice President and Chief Administrative Officer for RTI International Metals, a NYSE-listed manufacturing and distribution company. A resident of Pittsburgh, she was previously a Professor of Law at the University of Pittsburgh and a trial attorney for USX Corporation.
At its July meeting, the Board of Directors elected Arthur J. Rooney II as a Director of F.N.B. Corporation. Mr. Rooney is President of the Pittsburgh Steelers professional football organization.
“We welcome these new Directors to our Board and will benefit from the wealth of business experience they bring,” said Gurgovits. “They also bring in-depth knowledge of the greater Pittsburgh market that will assist us in better serving that region.”
First National Bank of Pennsylvania, the largest subsidiary of F.N.B. Corporation, has recently opened a new office in downtown Pittsburgh. Centrally located at One Oliver Plaza on Sixth Avenue, near the growing Cultural District, the branch is positioned to offer a higher level of service to the Bank’s corporate clients based in downtown Pittsburgh.
On June 30, the Corporation announced the creation of a Succession Committee to begin the process of selecting a replacement for Gurgovits, who has announced plans to transition from full-time responsibilities to a consulting role at the end of 2008. Gurgovits will remain with the Corporation as a member of the Board of Directors and as Chairman of the Board of First National Bank. The timing of this announcement provides the Board with over two years in which to identify the next Chief Executive Officer and assure a seamless transition.
In other news, First National Bank doubled its presence in the Florida market by opening its third and fourth loan production offices in Ft. Myers and Naples; and F.N.B. Capital Corporation closed its first major transaction with the funding of the employee purchase of AlturnaMATS, Inc. F.N.B. Capital Corporation offers mezzanine and equity investments to supplement and/or enhance traditional bank financing options.

The Corporation will host a conference call on Friday, July 21, 2006 at 11:00 a.m. (EDT) to discuss second quarter 2006 results. Interested parties may access the conference call by dialing 1-800-346-7359 with the entry code 3044. Replays of the call will be available until July 28, 2006 by calling 1-800-332-6854 and using the above entry code, 3044. A transcript of the conference call will also be available on the Corporation’s web site, http://www.fnbcorporation.com.
About F.N.B. Corporation:
F.N.B. Corporation, headquartered in Hermitage, PA has total assets of $6.1 billion. F.N.B. is a leading provider of banking, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, including its Legacy Bank and Legacy Trust Company Divisions, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, and Regency Finance Company. It also operates consumer finance offices in Tennessee and loan production offices in Florida.
Mergent Inc., a leading provider of business and financial information about publicly traded companies, has recognized F.N.B. Corporation as a Dividend Achiever. This annual recognition is based on the Corporation’s outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 33 consecutive years.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol FNB. Investor information is available on F.N.B.’s website at http://www.fnbcorporation.com.
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among depository institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) changes in the securities markets; or (7) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.
# # #
Media Contact:
Kathryn Lima 724-981-4318
724-301-6984 (cell)
Analysts/Institutional Investor Contact:
John Waters 239-272-6495 (cell)
DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				2nd Qtr 2006 -	2nd Qtr 2006 -
	2006		2005	1st Qtr 2006	2nd Qtr 2005
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Statement of earnings
Interest income	$83,465	$77,621	$73,749	7.5	13.2
Interest expense	36,772	31,802	26,335	15.6	39.6

Net interest income	46,693	45,819	47,414	1.9	-1.5
Taxable equivalent adjustment	955	962	872	-0.7	9.6

Net interest income (FTE)	47,648	46,781	48,286	1.9	-1.3
Provision for loan losses	2,497	2,958	2,686	-15.6	-7.0

Net interest income after provision (FTE)	45,151	43,823	45,600	3.0	-1.0

Service charges	10,634	10,170	9,960	4.6	6.8
Insurance commissions and fees	3,239	4,100	3,127	-21.0	3.6
Securities commissions and fees	1,308	947	1,095	38.1	19.5
Trust income	1,858	1,844	1,756	0.8	5.8
Gain (loss) on sale of securities	339	547	564	-38.1	-39.9
Gain on sale of loans	401	298	295	34.6	35.6
Other	3,005	2,203	1,997	36.4	50.4

Total non-interest income	20,784	20,109	18,794	3.4	10.6

Salaries and employee benefits	21,140	21,318	19,735	-0.8	7.1
Occupancy and equipment	6,756	6,678	6,376	1.2	6.0
Amortization of intangibles	1,029	931	951	10.5	8.2
Other	12,244	11,324	11,157	8.1	9.7

Total non-interest expense	41,169	40,251	38,219	2.3	7.7

Income before income taxes	24,766	23,681	26,175	4.6	-5.4
Taxable equivalent adjustment	955	962	872	-0.7	9.6
Income taxes	7,176	6,917	7,762	3.7	-7.5

Net income	$16,635	$15,802	$17,541	5.3	-5.2

Earnings per share
Basic	$0.29	$0.28	$0.31	0.0	-9.7
Diluted	$0.28	$0.27	$0.31	3.7	-9.7

Performance ratios
Return on average equity	13.43%	13.33%	15.39%
Return on tangible equity (1)	26.62%	25.45%	30.22%
Return on average assets	1.15%	1.14%	1.25%
Net interest margin (FTE)	3.73%	3.82%	3.87%
Yield on earning assets (FTE)	6.60%	6.42%	5.98%
Cost of funds	3.21%	2.92%	2.38%
Efficiency ratio (FTE) (2)	58.66%	58.78%	55.56%

Common stock data
Average basic shares outstanding	58,237,880	57,177,923	56,275,414	1.9	3.5
Average diluted shares outstanding	58,709,375	57,587,478	57,002,404	1.9	3.0
Ending shares outstanding	60,190,718	57,514,349	56,293,407	4.7	6.9
Book value per common share	$8.88	$8.37	$8.17	6.1	8.7
Tangible book value per common share	$4.44	$4.56	$4.36	-2.7	1.9
Dividend payout ratio	81.27%	85.45%	73.76%

(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(3)	The leverage ratio for the quarter ended June 30, 2006 is calculated using period end assets instead of quarterly average assets to adjust for the Legacy acquisition.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,		Percent
	2006	2005	Variance
Statement of earnings
Interest income	$161,086	$142,822	12.8
Interest expense	68,574	49,825	37.6

Net interest income	92,512	92,997	-0.5
Taxable equivalent adjustment	1,917	1,652	16.0

Net interest income (FTE)	94,429	94,649	-0.2
Provision for loan losses	5,455	5,017	8.7

Net interest income after provision (FTE)	88,974	89,632	-0.7

Service charges	20,804	19,014	9.4
Insurance commissions and fees	7,339	6,896	6.4
Securities commissions and fees	2,255	2,499	-9.7
Trust income	3,702	3,661	1.1
Gain (loss) on sale of securities	886	1,171	-24.3
Gain on sale of loans	699	609	14.8
Other	5,208	3,687	41.3

Total non-interest income	40,893	37,537	8.9

Salaries and employee benefits	42,458	40,918	3.8
Occupancy and equipment	13,434	12,893	4.2
Amortization of intangibles	1,960	1,811	8.2
Other	23,568	22,935	2.8

Total non-interest expense	81,420	78,557	3.6

Income before income taxes	48,447	48,612	-0.3
Taxable equivalent adjustment	1,917	1,652	16.0
Income taxes	14,093	14,509	-2.9

Net income	$32,437	$32,451	0.0

Earnings per share
Basic	$0.56	$0.59	-5.1
Diluted	$0.56	$0.59	-5.1

Performance ratios
Return on average equity	13.38%	15.56%
Return on tangible equity (1)	26.04%	28.59%
Return on average assets	1.15%	1.20%
Net interest margin (FTE)	3.77%	3.92%
Yield on earning assets (FTE)	6.51%	5.98%
Cost of funds	3.07%	2.33%
Efficiency ratio (FTE) (2)	58.72%	58.06%

Common stock data
Average basic shares outstanding	57,710,830	54,667,431	5.6
Average diluted shares outstanding	58,152,090	55,413,899	4.9
Ending shares outstanding	60,190,718	56,293,407	6.9
Book value per common share	$8.88	$8.17	8.7
Tangible book value per common share	$4.44	$4.36	1.9
Dividend payout ratio	83.31%	79.76%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				2nd Qtr 2006 -	2nd Qtr 2006 -
	2006		2005	1st Qtr 2006	2nd Qtr 2005
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$5,807,974	$5,599,172	$5,649,748	3.7	2.8
Earning assets	5,126,673	4,943,623	5,005,347	3.7	2.4
Securities	1,124,129	1,147,955	1,295,460	-2.1	-13.2
Loans, net of unearned income	3,976,154	3,789,368	3,708,608	4.9	7.2
Allowance for loan losses	52,155	51,464	52,953	1.3	-1.5
Goodwill and intangibles	236,099	219,252	216,288	7.7	9.2

Deposits and repurchase agreements	4,403,600	4,216,877	4,136,397	4.4	6.5
Short-term borrowings	148,512	175,225	288,477	-15.2	-48.5
Long-term debt	548,843	534,061	566,481	2.8	-3.1
Trust preferred securities	137,878	128,866	128,866	7.0	7.0
Shareholders’ equity	496,820	480,671	457,280	3.4	8.6

Asset quality data
Non-accrual loans	$26,331	$25,918	$24,760	1.6	6.3
Restructured loans	4,861	5,031	5,547	-3.4	-12.4

Non-performing loans	31,192	30,949	30,307	0.8	2.9
Other real estate owned	6,335	6,280	6,510	0.9	-2.7

Non-performing assets	$37,527	$37,229	$36,817	0.8	1.9

Net loan charge-offs	$2,679	$3,487	$5,187	-23.2	-48.4
Allowance for loan losses	53,041	50,178	50,197	5.7	5.7

Non-performing loans / total loans	0.74%	0.81%	0.81%
Non-performing assets / total assets	0.62%	0.66%	0.65%
Allowance for loan losses / total loans	1.26%	1.31%	1.34%
Allowance for loan losses / non-performing loans	170.05%	162.13%	165.63%
Net loan charge-offs (annualized) / average loans	0.27%	0.37%	0.56%

Balances at period end
Total assets	$6,072,739	$5,631,413	$5,701,883	7.8	6.5
Earning assets	5,331,851	4,968,263	5,042,209	7.3	5.7
Securities	1,115,535	1,131,937	1,288,432	-1.4	-13.4
Loans, net of unearned income	4,210,525	3,826,964	3,746,569	10.0	12.4
Goodwill and intangibles	267,446	218,820	214,615	22.2	24.6

Deposits and repurchase agreements	4,567,333	4,283,556	4,131,747	6.6	10.5
Short-term borrowings	195,952	145,226	318,413	34.9	-38.5
Long-term debt	562,460	533,378	598,590	5.5	-6.0
Trust preferred securities	151,031	128,866	128,866	17.2	17.2
Shareholders’ equity	534,580	481,264	459,819	11.1	16.3

Capital ratios
Equity/assets (period end)	8.80%	8.55%	8.06%
Leverage ratio (3)	7.08%	7.14%	6.81%
Tangible equity/tangible assets (period end)	4.60%	4.85%	4.47%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
	2006	2005	Variance
Average balances
Total assets	$5,704,150	$5,455,823	4.6
Earning assets	5,035,654	4,857,904	3.7
Securities	1,135,976	1,249,532	-9.1
Loans, net of unearned income	3,883,277	3,606,992	7.7
Allowance for loan losses	51,811	52,805	-1.9
Goodwill and intangibles	227,722	183,453	24.1

Deposits and repurchase agreements	4,310,754	4,012,852	7.4
Short-term borrowings	161,795	267,739	-39.6
Long-term debt	541,493	550,189	-1.6
Trust preferred securities	133,397	128,866	3.5
Shareholders’ equity	488,790	420,681	16.2

Asset quality data
Non-accrual loans	$26,331	$24,760	6.3
Restructured loans	4,861	5,547	-12.4

Non-performing loans	31,192	30,307	2.9
Other real estate owned	6,335	6,510	-2.7

Non-performing assets	$37,527	$36,817	1.9

Net loan charge-offs	$6,166	$8,909	-30.8
Allowance for loan losses	53,041	50,197	5.7

Non-performing loans / total loans	0.74%	0.81%
Non-performing assets / total assets	0.62%	0.65%
Allowance for loan losses / total loans	1.26%	1.34%
Allowance for loan losses / non-performing loans	170.05%	165.63%
Net loan charge-offs (annualized) / average loans	0.32%	0.50%

Balances at period end
Total assets	$6,072,739	$5,701,883	6.5
Earning assets	5,331,851	5,042,209	5.7
Securities	1,115,535	1,288,432	-13.4
Loans, net of unearned income	4,210,525	3,746,569	12.4
Goodwill and intangibles	267,446	214,615	24.6

Deposits and repurchase agreements	4,567,333	4,131,747	10.5
Short-term borrowings	195,952	318,413	-38.5
Long-term debt	562,460	598,590	-6.0
Trust preferred securities	151,031	128,866	17.2
Shareholders’ equity	534,580	459,819	16.3

Capital ratios
Equity/assets (period end)	8.80%	8.06%
Leverage ratio (3)	7.08%	6.81%
Tangible equity/tangible assets (period end)	4.60%	4.47%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				2nd Qtr 2006 -	2nd Qtr 2006 -
	2006		2005	1st Qtr 2006	2nd Qtr 2005
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Loans:
Commercial	$1,826,489	$1,674,450	$1,561,741	9.1	17.0
Direct installment	918,337	884,663	887,185	3.8	3.5
Consumer LOC	258,849	257,421	257,836	0.6	0.4
Residential mortgages	492,807	485,016	503,209	1.6	-2.1
Indirect installment	474,159	484,762	490,073	-2.2	-3.2
Other	5,513	3,056	8,564	80.4	-35.6

Total loans	$3,976,154	$3,789,368	$3,708,608	4.9	7.2

Deposits:
Non-interest bearing deposits	$647,605	$638,232	$675,449	1.5	-4.1
Savings and NOW	1,871,039	1,738,215	1,695,124	7.6	10.4
Certificates of deposit and other time deposits	1,694,561	1,645,730	1,591,696	3.0	6.5

Total deposits	4,213,205	4,022,177	3,962,269	4.7	6.3
Customer repurchase agreements	190,395	194,700	174,128	-2.2	9.3

Total deposits and repurchase agreements	$4,403,600	$4,216,877	$4,136,397	4.4	6.5

Balances at period end
Loans:
Commercial	$2,019,563	$1,708,307	$1,579,076	18.2	27.9
Direct installment	931,453	909,340	893,677	2.4	4.2
Consumer LOC	267,683	253,916	259,993	5.4	3.0
Residential mortgages	507,817	477,781	508,606	6.3	-0.2
Indirect installment	476,261	475,626	496,174	0.1	-4.0
Other	7,748	1,994	9,043	288.6	-14.3

Total loans	$4,210,525	$3,826,964	$3,746,569	10.0	12.4

Deposits:
Non-interest bearing deposits	$669,838	$651,964	$672,549	2.7	-0.4
Savings and NOW	1,939,823	1,800,500	1,683,657	7.7	15.2
Certificates of deposit and other time deposits	1,768,887	1,637,474	1,603,114	8.0	10.3

Total deposits	4,378,548	4,089,938	3,959,320	7.1	10.6
Customer repurchase agreements	188,785	193,618	172,427	-2.5	9.5

Total deposits and repurchase agreements	$4,567,333	$4,283,556	$4,131,747	6.6	10.5

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
	2006	2005	Variance
Average balances
Loans:
Commercial	$1,750,890	$1,528,384	14.6
Direct installment	901,593	858,354	5.0
Consumer LOC	258,139	254,952	1.3
Residential mortgages	488,933	496,677	-1.6
Indirect installment	479,431	461,537	3.9
Other	4,291	7,088	-39.5

Total loans	$3,883,277	$3,606,992	7.7

Deposits:
Non-interest bearing deposits	$642,944	$651,973	-1.4
Savings and NOW	1,804,994	1,664,661	8.4
Certificates of deposit and other time deposits	1,670,280	1,521,965	9.7

Total deposits	4,118,218	3,838,599	7.3
Customer repurchase agreements	192,536	174,253	10.5

Total deposits and repurchase agreements	$4,310,754	$4,012,852	7.4

Balances at period end
Loans:
Commercial	$2,019,563	$1,579,076	27.9
Direct installment	931,453	893,677	4.2
Consumer LOC	267,683	259,993	3.0
Residential mortgages	507,817	508,606	-0.2
Indirect installment	476,261	496,174	-4.0
Other	7,748	9,043	-14.3

Total loans	$4,210,525	$3,746,569	12.4

Deposits:
Non-interest bearing deposits	$669,838	$672,549	-0.4
Savings and NOW	1,939,823	1,683,657	15.2
Certificates of deposit and other time deposits	1,768,887	1,603,114	10.3

Total deposits	4,378,548	3,959,320	10.6
Customer repurchase agreements	188,785	172,427	9.5

Total deposits and repurchase agreements	$4,567,333	$4,131,747	10.5